Exhibit 12

Protective Life Corporation

	Six Months Ended
	June 30,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(Dollars In Thousands)
Computation of Ratio of Consolidated Earnings to Fixed Charges
Income (loss) before change in accounting principle and before income tax	$172,374	$111,068	$(75,131)	$436,088	$431,908	$377,013	$385,201
Add Interest Expenses on Debt, Subordinated Debt Securities and Non-recourse funding obligations	52,500	69,039	137,231	124,528	72,780	56,636	49,716
Add Imputed interest on operating leases	1,067	1,117	2,233	2,566	1,800	2,000	2,700
Add Interest Credited on Investment Products	505,417	510,718	1,043,676	1,010,944	891,627	726,301	649,216

Earnings before Interest, Interest Credited on Investment Products and Taxes	$731,358	$691,942	$1,108,009	$1,574,126	$1,398,115	$1,161,950	$1,086,833
Interest Expenses on Debt, Subordinated Debt Securities and Non-recourse funding obligations	52,500	69,039	137,231	124,528	72,780	56,636	49,716
Add Imputed interest on operating leases	1,067	1,117	2,233	2,566	1,800	2,000	2,700
Add Interest Credited on Investment Products	505,417	510,718	1,043,676	1,010,944	891,627	726,301	649,216

Interest Expense, Imputed Interest Expense on Operating Leases and Interest Credited on Investment Products	$558,984	$580,874	$1,183,140	$1,138,038	$966,207	$784,937	$701,632
Earnings before Interest, Interest Credited on Investment Products and Taxes Divided by Interest expense, Imputed Interest on Operating Leases and Interest Credited on Investment Products	1.3	1.2	0.9	1.4	1.4	1.5	1.5
Computation of Ratio of Consolidated Earnings to Fixed Charges Before Interest Credited on Investment Products
Income (loss) before change in accounting principle and before income tax	$172,374	$111,068	$(75,131)	$436,088	$431,908	$377,013	$385,201
Add Interest Expenses on Debt, Subordinated Debt Securities and Non-recourse funding obligations	52,500	69,039	137,231	124,528	72,780	56,636	49,716
Add Imputed interest on operating leases	1,067	1,117	2,233	2,566	1,800	2,000	2,700

Earnings before Interest and Taxes	$225,941	$181,224	$64,333	$563,182	$506,488	$435,649	$437,617
Interest Expenses on Debt, Subordinated Debt Securities and Non-recourse funding obligations	52,500	69,039	137,231	124,528	72,780	56,636	49,716
Add Imputed interest on operating leases	1,067	1,117	2,233	2,566	1,800	2,000	2,700

Interest Expense and Imputed Interest on Operating Leases	$53,567	$70,156	$139,464	$127,094	$74,580	$58,636	$52,416
Earnings before Interest and Taxes Divided by Interest Expense and Imputed Interest on Operating Leases	4.2	2.6	0.5	4.4	6.8	7.4	8.3